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EXECUTION COPY                                                       EXHIBIT 4.9
________________________________________________________________________________

YOU HEREBY ACKNOWLEDGE THAT YOU ARE AWARE THAT UNITED STATES AND CANADIAN SECURITIES LAW MAY PROHIBIT CERTAIN PERSONS WHO HAVE MATERIAL NON-PUBLIC INFORMATION CONCERNING A COMPANY FROM PURCHASING OR SELLING SECURITIES OF SUCH COMPANY, OR FROM COMMUNICATING SUCH CONFIDENTIAL INFORMATION TO ANY OTHER PERSON UNDER CIRCUMSTANCES IN WHICH IT IS REASONABLY FORESEEABLE THAT SUCH PERSON IS LIKELY TO PURCHASE OR SELL SUCH SECURITIES. THIS CONFIDENTIAL DRAFT AGREEMENT IS FURNISHED TO YOU ON CONDITION THAT YOU AND YOUR OFFICERS, AGENTS AND AFFILIATES SHALL NOT USE THE EXISTENCE OF THIS CONFIDENTIAL DRAFT AGREEMENT AND ANY CONFIDENTIAL DISCUSSIONS WITH RESPECT THERETO IN CONTRAVENTION OF UNITED STATES OR CANADIAN SECURITIES LAW (INCLUDING, WITHOUT LIMITATION, UNDER RULE 10B-5 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

THIS SHARE EXCHANGE AGREEMENT is made as of March 4, 2004:

Between: HIGHFIELDS CAPITAL I LP, HIGHFIELDS CAPITAL II LP AND HIGHFIELDS CAPITAL LTD. (EACH A "HIGHFIELDS FUND" AND COLLECTIVELY THE "HIGHFIELDS FUNDS"), each constituted under the laws of Delaware and having its registered office at 200 Clarendon St. Boston, MA ;


and: PERRY PARTNERS, L.P. AND PERRY PARTNERS INTERNATIONAL INC. (EACH A "PERRY FUND", COLLECTIVELY THE "PERRY FUNDS" AND WITH THE HIGHFIELDS FUNDS, THE "SELLERS"), constituted under the laws of New York and having its registered office at 599 Lexington Avenue, New York, NY;

and: TELESYSTEM INTERNATIONAL WIRELESS INC., constituted under the laws of Canada, having its registered office at 1250 Rene-Levesque Street West, Montreal, Quebec, H3B 4W8 (the "PURCHASER");


WHEREAS the Sellers are the beneficial owners of 10,942,625 ordinary Class A shares (the "CLASS A SHARES") in the share capital of ClearWave N.V.;

WHEREAS, the Sellers wish to sell the Class A Shares, and the Purchaser wishes to purchase the Class A Shares, in exchange for cash and common shares of the Purchaser, upon the terms and conditions set forth below;

WHEREAS, the Sellers and the Purchaser have agreed that for purposes of establishing the price of the Class A Shares to be sold hereunder, each such Class A Share shall be deemed to be the equivalent of 1.362 common shares of the Purchaser.

NOW, THEREFORE, THE PARTIES AGREE as follows:


                                    SECTION 1
                           PURCHASE AND SALE OF SHARES

1.1 PURCHASE AND SALE - Each of the Highfields Funds and the Perry Funds hereby agree to sell and transfer to the Purchaser, and the Purchaser hereby agrees to purchase from them, all the Class A Shares on the First Closing Date and the Second Closing Date (both as hereinafter defined) and upon the terms and subject to the conditions set forth herein, for a variable consideration per Class A Share and as to different numbers of Class A Shares determined as follows:

          1.1.1   As to a number of Class A Shares being



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                  (A) the product of (i) the number of common shares of the
                  Purchaser sold before exercise of any over-allotment option by the entities named in SCHEDULE 1.1.1 (the "PARTICIPANTS") in the Offering more fully described in section 2.2 and (ii) 10.6964% in the case of the Highfields Funds and 8.0563 % in the case of the Perry Funds;

                  (B) divided by 1.362,

                  an amount payable in US dollars per share (the "PRO RATA CASH PORTION") equal to the product of (x) 1.362 and (y) the per common share proceeds, net of any underwriting fee or discount (the "NET ISSUE PRICE PER SHARE"), received by the Participants in the Offering (the resulting product of (x) and (y) due to the Sellers per Class A share being the "CALCULATED SHARE PRICE") ;

          1.1.2   As to a further number of Class A Shares being the product of
                  (i) the percentage that the common shares of the Purchaser to be sold subject to the over-allotment option, if any, granted by the Participants to the underwriters in the Offering (the "OVER-ALLOTMENT OPTION") represents of the total number of common shares to be offered and sold by the Participants upon the first closing of the Offering; and (ii) the number of Class A Shares determined under section 1.1.1 above, an amount payable in US dollars equal to the Calculated Share Price; provided, however, to the extent the Over-allotment Option is not exercised in full, any of the Class A Shares calculated under this section 1.1.2 not acquired for cash will be acquired by the Purchaser for 1.362 common shares of the Purchaser for each Class A Share (the "OVER-ALLOTMENT PRO RATA PORTION"); and

          1.1.3 As to the remaining Class A Shares, 1.362 common share of the Purchaser for each Class A Share sold and transferred.

          The common shares of the Purchaser to be acquired by the Sellers under
          1.1.3 hereunder are referred to herein collectively as the "PURCHASER SHARES" and each a "PURCHASER SHARE".

1.2 ADDITIONAL CASH CONSIDERATION - The Sellers may, at their option to be exercised by notice in writing to the Purchaser no later than two hours after receiving written confirmation from the Purchaser of the accepted pricing of the Offering (the confirmation and the notice to be sent by fax or email to the persons indicated in SCHEDULE 1.2 hereto), elect to receive additional cash consideration, in lieu of Purchaser Shares in accordance with section 1.1.3 above, as to an amount of Class A Shares designated by them, up to an aggregate of 1,300,000 Class A Shares (or if both Sellers shall so elect such right in full, then pro rata between them up to a maximum of 741,511 Class A Shares in the case of the Highfields Funds and 558,489 Class A Shares in the case of the Perry Funds), in which event the per Class A Share consideration for such shares shall be an amount payable in US dollars (the "DISCOUNT CASH PORTION" and, together with the Pro Rata Cash Portion, the "CASH PURCHASE PORTION") equal to 90% of the Calculated Share Price;

1.3 CLOSING - Unless the parties otherwise agree and subject to the completion of the conditions precedent set forth in section 2 hereof, the Purchaser shall purchase and the Sellers shall sell:

          1.3.1 the Class A Shares determined under sections 1.1.1 and 1.1.3, on the later of (i) the first business day after the first closing of the Offering ; and (ii) the first business day after the fulfillment of the conditions precedent contemplated for the First Closing Date (as hereinafter defined) under sections 2.1, 2.2 and 2.3 below, provided that the Sellers may waive any condition set forth in Section 2.1 and the Purchaser may waive any condition set forth in Sections 2.2 or 2.3 (the "FIRST CLOSING DATE");

          1.3.2   the Class A Shares determined under sections 1.1.2, if any,
                  (i) the first business day after the closing of the Over-allotment Option or in the event the Over-allotment is not exercised on the expiration of the delay given to the underwriters to exercise same; and (i) the First Closing Date (the "SECOND CLOSING DATE").


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          The parties agree that the closing of the transactions contemplated to occur on either the First Closing Date or the Second Closing Date shall be deemed not to have occurred until each party has received the consideration owed to such party on such date in accordance with the terms hereof.

                                    SECTION 2
                              CONDITIONS PRECEDENT

2.1 CONDITIONS PRECEDENT IN FAVOUR OF THE SELLERS - It shall be a condition precedent to the obligations under section 1 hereof of each Seller to sell and transfer the Class A Shares and purchase the Purchaser Shares that, as of the First Closing Date for transactions to be completed on the First Closing Date, and as at the Second Closing Date for transactions to be completed as of the Second Closing Date as herein contemplated (each such Date being the "Relevant Date"):

          2.1.1 all of the representations and warranties provided in section 5 hereof shall be accurate as of the Relevant Date as if made on that Relevant Date;

          2.1.2 the Purchaser has obtained conditional listing approval and acceptance of the private placement notice from the Toronto Stock Exchange (the "TSX") for the issuance of the Purchaser Shares hereunder;

          2.1.3 the Autorite des marches financiers du Quebec ("AMFQ") has not objected to the information filed by the Purchaser under
                  Section 12 of the Quebec Securities Act and section 115 of the Quebec Regulations under the Quebec Securities Act in connection with the issuance of the Purchaser Shares or, if the AMFQ has objected to the information filed by the Purchaser and required the filing of a prospectus to qualify the issuance of such the Purchaser Shares, the Purchaser will have filed such prospectus with the AMFQ on or before the Closing Date; and

          2.1.4 an Offering shall be completed (a) for a total number of shares sold by the Participants in such Offering of not less than 10,000,000, and (b) that includes at least three of the four Participants, and (c) none of such Participants shall receive, be entitled to, or have an understanding that it shall receive from Purchaser or any other party any consideration, benefits or payments of any kind in exchange for participating in the Offering, or in connection therewith, other than the net proceeds of the Offering (it being understood that (i) any amendments to the Investor Rights Agreement dated January 24, 2002, as amended, or the Registration Rights Agreement dated December 14, 2001, as amended, and (ii) any underwriting arrangements with affiliates of any Participant shall not be considered additional consideration, benefits or payments);


2.2 CONDITIONS PRECEDENT IN FAVOUR OF PURCHASER REGARDING PERRY FUNDS' CLASS A SHARES - It shall be a condition precedent to the obligations under section 1 hereof of the Purchaser to purchase the Class A Shares from the Perry Funds and pay the consideration therefore that, as of the Relevant Date:

          2.2.1 the Purchaser shall have closed an underwritten primary offering of its common shares (the "OFFERING") for net proceeds equal to at least the Cash Purchase Portion;

          2.2.2 the Purchaser shall have received formal written confirmation from the CDS participant broker that the Perry Funds have identified and given notice of before the First Closing Date (the "PERRY SELLING BROKER") that it holds, on behalf of the Perry Funds, the Class A Shares through The Canadian Depository for Securities ("CDS") and that it will, on the Relevant Date take reasonable steps within its power to effect the transfer of the Class A Shares through CDS' system, to the credit of the CDS participant broker that the Purchaser will have identified and given notice of before such date (the "PURCHASING BROKER"), it being




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                  understood that the Purchaser and/or the Purchasing Broker may be required to take appropriate measures of their own to complete the transfer of the Class A Shares through the CDS system;

          2.2.3 all of the representations and warranties made by the Perry Funds in section 4 hereof shall be accurate as of the Relevant Date as if made on such Relevant Date;

          2.2.4 the Purchaser has obtained conditional listing approval and acceptance of the private placement notice from the TSX for the issuance of the Purchaser Shares hereunder; and

          2.2.5 the AMFQ has not objected to the information filed by the Purchaser under Section 12 of the Quebec Securities Act and section 115 of the Quebec Regulation under the Quebec Securities Act in connection with the issuance of the Purchaser Shares or, if the AMFQ has objected to the information filed by the Purchaser and required the filing of a prospectus to qualify the issuance of such the Purchaser common shares, the Purchaser will have filed such prospectus with the AMFQ on or before the Closing Date.

2.3 CONDITIONS PRECEDENT IN FAVOUR OF PURCHASER REGARDING HIGHFIELDS FUNDS CLASS A SHARES - It shall be a condition precedent to the obligations under section 1 hereof of the Purchaser to purchase the Class A Shares from the Highfields Funds and pay the consideration therefore that, as of the Relevant Date:

          2.3.1 the Purchaser shall have closed an Offering for net proceeds equal to at least the Cash Purchase Portion;

          2.3.2 the Purchaser shall have received formal written confirmation from the CDS participant broker that the Highfields Funds have identified and given notice of before the First Closing Date (the "Highfields BROKER" and with the Perry Broker, the "SELLING BROKER") ) that it holds, on behalf of the Highfields Funds, the Class A Shares through The Canadian Depository for Securities ("CDS") and that it will, on the Relevant Date take reasonable steps within its power to effect the transfer of the Class A Shares through CDS' system, to the credit of the CDS participant broker that the Purchaser will have identified and given notice of before such date (the "PURCHASING BROKER"), it being understood that the Purchaser and/or the Purchasing Broker may be required to take appropriate measures of their own to complete the transfer of the Class A Shares through the CDS system;

          2.3.3 all of the representations and warranties made by the Highfields Funds in section 4 hereof shall be accurate as of the Relevant Date as if made on the Relevant Date;

          2.3.4 the Purchaser has obtained conditional listing approval and acceptance of the private placement notice from the TSX for the issuance of the Purchaser Shares hereunder; and

          2.3.5 the AMFQ has not objected to the information filed by the Purchaser under Section 12 of the Quebec Securities Act and section 115 of the Quebec Regulation under the Quebec Securities Act in connection with the issuance of the Purchaser Shares or, if the AMFQ has objected to the information filed by the Purchaser and required the filing of a prospectus to qualify the issuance of such the Purchaser common shares, the Purchaser will have filed such prospectus with the AMFQ on or before the Closing Date.

2.4       TERMINATION

          2.4.1 FAILURE TO MEET CONDITIONS PRECEDENT - Should any of the conditions precedent stipulated above in favour of one of the parties not be met before 30 June 2004, such party may, at its election, waive such condition or be released from its obligations to complete the sale and purchase of the Class A Shares and the Purchaser Shares as herein contemplated; provided, however, that if any such condition precedent is not satisfied due to a breach by such party of any of its obligations hereunder, such party shall not be relieved from its



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                  obligation to complete the sale and purchase of the Class A
                  Shares and the Purchaser Shares;

          2.4.2 BREACH - If before the Closing Date, either the Sellers or the Purchaser is in breach of a warranty or another provision of this Agreement, including for this purpose the obligation of each party to use reasonable commercial efforts to satisfy their respective conditions to closing, the non-breaching party may elect to proceed with the transaction or, by notice in writing to the other parties hereto, terminate this Agreement, without prejudice to its rights in law or by contract. A notice given by one Seller, or directed to one Seller, shall not be effective with respect to the other, unless it is specifically joined in by such Seller, or separately directed to such Seller in the case of a notice given by the Purchaser; and

          2.4.3 CLOSING DATE - If the First Closing Date for the transactions provided in this Agreement does not occur on or before the earlier to occur of (a) thirty (30) days after the completion of an Offering, or (b) 30 June 2004, this Agreement shall terminate, except to the extent that claims have been asserted as contemplated by Section 2.4.2.

                                    SECTION 3
                                     CLOSING

3.1 FIRST CLOSING - On or before the First Closing Date, the Sellers shall instruct the Selling Broker to transfer electronically the Class A Shares to be transferred as calculated in accordance with section 1.1.1, 1.1.3 and 1.2 above, through CDS, to the account of the Purchasing Broker, for credit on the First Closing Date. Concurrently with the transfer of the Class A Shares by the Selling Broker, the Purchaser shall deliver to each of the Sellers (i) the Cash Purchase Portion by wire transfer to the account(s) specified in SCHEDULE 3.1 hereto; and (ii) the share certificate(s) representing the Purchaser Shares to be issued and registered in the name of each Seller according to the registration details notified by the Sellers in writing and in a timely manner before the First Closing Date.

3.2 SECOND CLOSING -- On or before the Second Closing Date, the Sellers shall instruct the Selling Broker to transfer electronically the Class A Shares to be transferred as calculated in accordance with section
          1.1.2 above, through CDS, to the account of the Purchasing Broker, for credit on the Second Closing Date. Concurrently with the transfer of the Class A Shares by the Selling Broker, the Purchaser shall deliver to each of the Sellers, depending on the extent to which the Over-allotment Option is exercised, (i) the Over-allotment Pro Rata Portion by wire transfer to the account(s) specified in SCHEDULE 3.1) hereto; and/or (ii) the share certificate(s) representing the Purchaser Shares to be issued and registered in the name of each Seller as according to the registration details notified by the Sellers in writing and in a timely manner before the Second Closing Date.

3.3 LEGENDS - Each certificate or other document evidencing any of the Purchaser Shares shall, for so long as required by applicable law, be endorsed with the legends substantially in the form set forth below:
          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF RECOGNIZED SECURITIES LAW COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT."

3.4       REMOVAL OF LEGENDS PURSUANT TO RULE 144 -- The legend set forth in section 3.3 hereof will be removed by delivery of substitute certificate(s) without such legend (i) with respect to Purchaser Shares that have been registered pursuant to the 1933 Act, (ii) with respect to Purchaser Shares that have been sold in reliance on and in accordance with Rule 144 under the 1933 Act, or (iii) if a Seller has delivered to the Purchaser's transfer agent and the Purchaser a copy of a letter from the


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          staff of the United States Securities and Exchange Commission ("SEC"),
          or an opinion of recognized securities law counsel in form and substance reasonably satisfactory to the Purchaser and its counsel, to the effect that such legend is not required for purposes of the 1933 Act. In the event of a sale or other disposition by a Seller pursuant to Rule 144 under the 1933 Act (other than pursuant to Rule 144(k)) of Purchaser Shares, such Seller will supply the Purchaser with evidence of compliance with such Rule, in the form of a letter substantially in the form of Annex I to this Agreement. The Purchaser may instruct its transfer agent to withhold the transfer of any Purchaser Shares disposed of by such Seller pursuant to Rule 144 under the 1933 Act (other than pursuant to Rule 144(k)), but upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Purchaser Shares sold as indicated in the letter.

3.5       REMOVAL OF LEGENDS PURSUANT TO REGULATION S -- The legend set forth in section 3.3 hereof will be removed by delivery of substitute certificate(s) without such legend in connection with a sale made pursuant to Rule 904 of Regulation S under the 1933 Act upon delivery of the certificate representing the Purchaser Shares so sold and a duly executed declaration of a Seller, in a form satisfactory to Purchaser's transfer agent and Purchaser:

          (a) stating that the sale of the securities represented thereby is being made in compliance with Rule 904 of Regulation S under the 1933 Act; and

          (b)     certifying that:

                  (i) the offer of such securities was not made to a person in the United States and either (x) at the time the buy order was originated, the buyer was outside the United States, or such Seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (y) the transaction was executed in, on or through the facilities of the TSX and neither the Seller nor any person acting on his behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (ii) neither the Seller nor any person acting on his behalf engaged in any directed selling efforts in connection with the offer and sale of such securities;

                  (iii) the sale is bona fide and not for the purpose of "washing off" resale restrictions imposed because the securities are "restricted securities";

                  (iv) the sale is not a transaction or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration requirement of the 1933 Act; and

                  (v) the Seller is not an "affiliate" of the Purchaser within the meaning of Regulation S under the 1933 Act.

          Terms used in this section 3.5 have the meanings given to them by Regulation S under the 1933 Act.

3.6 FURTHER LEGEND - The certificates to be delivered to the Sellers shall further bear a legend to state the contractual restrictions on transfer of the Purchaser Shares under section 6.1 hereof.

                                    SECTION 4
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Each of the Sellers hereby makes severally and not jointly the following representations and warranties as to each such Seller to the Purchaser, which shall be true and accurate as of the date hereof, and as of the First Closing Date and the Second Closing Date (it being understood that the


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          failure of representations by one such Seller shall not serve as a default or a failure of satisfaction of conditions by the other Seller that would Purchaser of its obligations to such other Seller hereunder):

4.1 EXISTENCE -Each Seller is a limited partnership, limited liability company or corporation organized and existing under the laws of its respective jurisdiction of organization.

4.2 POWER, CAPACITY AND AUTHORITY - Each Seller has full power and capacity to enter into and perform its obligations under this Agreement and each Seller has taken all necessary actions to authorize the execution, delivery and performance of this Agreement.

4.3 BINDING OBLIGATION - This Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

4.4 OWNERSHIP OF SHARES - The Sellers are the sole beneficial owner of the Class A Shares as set forth in Schedule 4.4 to be acquired by the Purchaser hereunder with good and marketable title thereto. The Class A Shares are fully paid, free and clear of any pledges, mortgages, liens, charges, options, pre-emption rights, claims or other encumbrances of any kind whatsoever, whether absolute or contingent.

4.5 NO OTHER SECURITIES - No Seller, or any of their affiliated or associated entities, (i) holds directly or indirectly any other securities in the Purchaser or any of its subsidiaries (including any securities that may be beneficially owned by any of them in accordance with the rules and regulations of the SEC or securities that may be issued upon exercise of any warrant, option or right of conversion or exchange); or (ii) has entered into any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefit or risks of ownership of such securities.

4.6 REGULATORY FILINGS - If required by any applicable securities laws or regulations, each Seller will assist the Purchaser in filing such reports, undertakings and other documents with respect to the exchange of the Shares and the issue of the Purchaser Shares as may be required by any relevant securities commission or other regulatory authority.

4.7 RESALE IN ACCORDANCE WITH CANADIAN SECURITIES LAWS - No Seller will resell the Purchaser Shares in Canada except in accordance with securities laws, rules and regulations (the "CANADIAN SECURITIES LAWS") in the Provinces of Canada where the Purchaser is a reporting issuer (the "QUALIFYING PROVINCES").

4.8 NO REGISTRATION UNDER THE 1933 ACT -Each Seller acknowledges that the Purchaser Shares are "restricted securities" and have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States and may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of, a U.S. Person (as defined in Rule 902(k) of Regulation S promulgated under the 1933 Act) unless registered under the 1933 Act or an exemption from such registration requirements is available, and in any event in compliance with applicable state securities or "blue sky" laws and that Purchaser's reliance on such exemption is predicated on each Seller's representations set forth herein.

4.9 RESALE IN ACCORDANCE WITH U.S. SECURITIES LAWS - Each Seller acknowledges that the Purchaser Shares may be resold without registration under the 1933 Act only in certain limited circumstances if an exemption from registration under the 1933 Act is available. In this respect, each of the Sellers represents that it is acquiring such securities for its own account for investment and not with a view to distribution in violation of the 1933 Act and that it is familiar with Rule 144 and Regulation S promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and otherwise by the 1933 Act. Each of the Sellers further understands that Purchaser has no obligation to file a registration statement with respect to the Purchaser Shares, except as set forth in Section 6.2 hereof.

4.10 ACCREDITED INVESTOR - Each Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. By reason of the Sellers' business and financial experience, sophistication and knowledge, each of the Sellers is capable of evaluating the risks and merits of the investment made pursuant to this Agreement and can bear the economic risks of its investment. In



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          this regard, each of the Sellers acknowledges that it has been afforded (i) access to information about Purchaser and its subsidiaries and associates and Purchaser's financial condition, operations, business, property, management and prospects sufficient to enable it to evaluate its investment in the Purchaser Shares and (ii) the opportunity to ask questions as it deems necessary of, and to receive answers from, representatives of Purchaser concerning the terms and conditions of the exchange of the Shares for Purchaser Shares and the merits and risks of investing in the Purchaser Shares.

                                    SECTION 5

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


          The Purchaser hereby makes the following representations and warranties to each Seller, which shall be true and accurate as of the date hereof, and as of the First Closing Date and the Second Closing
          Date:

5.1 EXISTENCE - The Purchaser is a corporation incorporated and existing under the Canada Business Corporation Act.

5.2 POWER, CAPACITY AND AUTHORITY - The Purchaser has full power and capacity to enter into and perform its obligations under this Agreement and the Purchaser has taken all necessary actions to authorize the execution, delivery and performance of this Agreement.

5.3 BINDING OBLIGATIONS - This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

5.4 DULY ISSUED PURCHASER SHARES - The Purchaser Shares, when issued as provided in this Agreement, will be issued as fully paid and non-assessable common shares of Purchaser.

5.5 AUTHORIZED CAPITAL - The authorized capital of Purchaser consists of an unlimited number of common shares and an unlimited number of preferred shares.

5.6 REPORTING ISSUER - The Purchaser is subject to the continuous disclosure requirements under Canadian Securities Laws and is not on the list of defaulting reporting issuers maintained under the Ontario Securities Act or the Quebec Securities Act.

5.7 LISTING - The common shares of the Purchaser are listed and posted for trading on the TSX and on NASDAQ SmallCap Market.

5.8 NO BREACH -- The execution, delivery, performance and compliance of or with the terms of this agreement by the Purchaser, and the issuance and sale of the Purchaser Shares by Purchaser, does not and will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time or both, would result in, a breach of or constitute a default under, any term or provision of the organizational documents, by-laws or resolutions of the Purchaser or any material mortgage, note, indenture, contract, agreement, instrument, lease or other material document to which the Purchaser is a party or by which it is bound, or any material judgment, decree, order, statute, rule or regulation applicable to the Purchaser.

5.9 CONDITIONAL LISTING -- The Purchaser will use commercially reasonable efforts to obtain the acceptance for listing of the Purchaser Shares on the TSX as soon as possible.

5.10 QUALIFYING ISSUER -- The Purchaser is a qualifying issuer as defined in Multilateral Instrument 45-102 - Resale of Securities and is, and will have been for the four months preceding the Closing Date, a reporting issuer in the provinces of Ontario and Quebec.

5.11 FOREIGN ISSUER -- The Purchaser is a "foreign issuer" within the meaning of Regulation S and agrees to notify the Sellers as soon as practicable upon it becoming a "domestic issuer", as those terms are defined in Regulation S.

5.12 FREELY-TRADEABLE SHARES -- Subject to the truth and accuracy of the Sellers' representations and warranties set forth in section 4 hereof, respectively, the Purchaser Shares will be freely transferable on the TSX through an appropriately registered dealer in Canada, provided that (i) the Seller complies with the resale requirements set forth in section 2.6(3) of Multilateral Instrument 45-102 - Resale of Securities and the requirements to qualify a prospectus imposed on any member of a "control block", as defined in Canadian Securities Law, if applicable; (ii) the legend set forth in section 3.3 hereof contained on the certificate representing the Purchaser Shares has been removed in accordance with the procedures set forth in sections 3.4 and 3.5 hereof; and (iii) the Sellers have complied with their obligations under section 6.1 hereof.

5.13 PRIVATE OFFERING -- Subject to the truth and accuracy of the representations and warranties set forth in section 4 hereof, the offer, sale and issuance by the Purchaser of the Purchaser Shares pursuant to this Agreement is exempt from the registration requirements of the 1933 Act. None of the Purchaser, its subsidiaries or any person acting on its or their behalf has offered or will offer to sell any of the Purchaser Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

5.14 OWNERSHIP -- The Purchaser beneficially owns, directly or indirectly, in excess of 20% of the ordinary Class A shares of ClearWave.

5.15 ACCURACY OF PUBLIC FILINGS - There has been no material adverse change in the financial condition of the Purchaser since December 31, 2003, as reflected in the audited financial statements of the Purchaser for the financial year ended 2003, as released on February 24, 2004.

                                   SECTION 6A
                          COVENANTS AND INDEMNIFICATION

6A.1 LISTING - The Purchaser hereby covenants and agrees that the Common Shares of the Purchaser (or any shares into which common shares of the Purchaser may be converted) will, as of the date of their issuance on the First Closing Date and the Second Closing Date as the case may be, and until the expiry of 15 months after the First Closing Date, be listed and eligible for trading on either the TSX, NASDAQ SmallCap Market or NASDAQ National Market or any other stock exchange or national market of at least comparable reputation and liquidity.

6A.2      INDEMNIFICATION - Each of the (i) Purchaser severally and not jointly,
          (ii) the Highfields Funds jointly and severally as regards the Purchaser and the Perry Funds, and (iii) the Perry Funds jointly and severally as regards the Purchaser and the Highfields Funds covenants and agrees to protect, indemnify and hold harmless the other parties from and against any and all losses, claims, damages, liabilities, costs or expense caused or incurred by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of such party in this Agreement. In the event that any claim, action, suit or proceeding is brought or instituted against any indemnified party, such party (an "INDEMNIFIED PARTY") shall promptly notify the person from whom indemnification is sought (the "INDEMNIFYING PARTY") and the Indemnifying Party shall promptly retain counsel who shall be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such claim, action, suit or proceeding, and the Indemnifying Party shall pay all reasonable fees and disbursements of such counsel relating to such claim, action, suit or proceeding. Notwithstanding anything herein contained, no Indemnified Party shall agree to any settlement of any claim, action, suit or proceeding unless the Indemnifying Party has consented in writing thereto.

                                    SECTION 6
                                     LOCK-UP

6.1 LOCK-UP - The Highfields Funds jointly and severally as regards the Purchaser Shares to be acquired by the Highfields Funds hereunder, and the Perry Funds as regards the Purchaser Shares to be acquired by the Perry Funds hereunder, covenant and agree that, unless the Purchaser consents in writing and subject to section 6.2 hereunder, each of them will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any common shares of the Purchaser (including, without limitation, common shares of the Purchaser that may be deemed to be beneficially owned by a Seller in accordance with the rules and regulations of the SEC and common shares of the Purchaser that may be issued upon exercise of any option or warrant) or securities convertible or exchangeable for common shares of the Purchaser owned by a Seller on the consummation of this Agreement or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of common shares of the Purchaser , whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares of the Purchaser or other securities, in cash or otherwise, for a period (the "LOCK-UP PERIOD") of:

          6.1.1 regarding 50% of the Purchaser Shares, twelve (12) months from the First Closing Date;

          6.1.2 regarding 25% of the Purchaser Shares, nine (9) months from the First Closing Date; and

          6.1.3 regarding 25% of the Purchaser Shares, six (6) months from the First Closing Date.

          For the avoidance of doubt, this section 6.1 shall not apply to any common shares of the Purchaser acquired by the Sellers after the date hereof, provided such shares are not acquired in the context of a derivatives or monetization transaction regarding the Purchaser Shares acquired hereunder.

          If any of the Sellers breaches the foregoing provision, the Lock-Up Period shall automatically be extended to twelve (12) months from the First Closing Date for all the Purchaser Shares that such entity acquired hereunder.

6.2       PIGGY-BACK REGISTRATION RIGHTS - Notwithstanding the terms of section
          6.1 above, if at any time during the Lock-up Period the Purchaser shall determine to register any of its equity securities (or securities convertible or exchangeable into equity securities) for the account of any of the Participants (in such capacity, the "INITIATING HOLDER") in a secondary offering (the "SECONDARY OFFERING"), the Purchaser shall give written notice thereof to each Seller and such Seller shall be allowed to participate in such Secondary Offering on the following terms and conditions:

          6.2.1 the underwriter shall be chosen by the Initiating Holder and/or the Purchaser, and each Seller that intends to include its Purchaser Shares in such registration or qualification shall (together with the Purchaser and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s). Notwithstanding any other provision of this
                  Section 6.2, if the underwriter(s) advise(s) the participating shareholders and the Purchaser in writing that marketing factors require a limitation on the number of securities to be underwritten, then the number of securities to be included in such registration or qualification shall be allotted in the following order:

                  6.2.1.1 first, the securities requested to be included in such registration by the Participants, pro rata, based upon the number of securities owned by such holders; and

                  6.2.1.2 second, the securities requested to be included in such registration by the Sellers, pro rata, based on the number of securities owned by them.

          6.2.2 The Purchaser shall pay all Registration Expenses, as hereinafter defined, incurred by the Purchaser and the Sellers in connection with complying with their obligations pursuant to this Agreement, provided, that such expenses shall not include Selling Expenses, as hereinafter defined, which Registration Expenses shall be borne by the Sellers pro rata on the basis of the number of the securities of each Sellers and the other participating shareholders so registered and sold. For the purposes of this section, (i) "REGISTRATION EXPENSES" shall mean all expenses incident to the Purchaser's and the Sellers' performance of or compliance with their obligations under this Agreement, including, without limitation, all SEC, National Association of Securities Dealers ("NASD") and stock exchange, NASDAQ, Toronto Stock Exchange, the Securities Commissions or other and applicable Canadian securities regulatory authorities, in each case with respect to registration, listing and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws or Canadian Securities Laws (including, without limitation, all fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of common shares), printing expenses, escrow fees, messenger and delivery expenses, fees and disbursements of counsel for the Purchaser and all independent certified public accountants or chartered accountants (including where applicable the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the disbursements of underwriters customarily paid in connection with secondary registered public sales of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), fees and expenses of any special experts retained by the Purchaser in connection with such registration, and fees and expenses of other Persons retained by the Purchaser (but not including any Selling Expenses) and (ii) "SELLING EXPENSES" shall mean all underwriting discounts and fees and selling commissions and stock transfer taxes, if any, attributable to the sale of securities shares by the Selling Shareholders, together with all fees of each Sellers's U.S. and Canadian Counsel, as the case may be, or any other expert or financial adviser engaged by the Sellers in connection with the offering.

6.3 WAIVERS - The Sellers acknowledge that the allotment of demand set forth in section 6.2 is required because of existing registration rights in favour of the Participants. The Purchaser undertakes to use commercially reasonable efforts to obtain waivers from the Participants to allow the Sellers to participate pro rata with the Participants in any future offering (a "FUTURE OFFERING") during the Lock-up Period. If a Future Offering occurs during the Lock-up Period and the Purchaser has not been able to obtain a waiver to allow such pro rata participation, each Seller shall, as of the day on which the underwriters' lock-up for the selling shareholders in the Future Offering expires, be released from its obligations under section 6.1 for the number of Purchaser Shares that such Seller would have been able to sell in such Future Offering had it benefited from pro rata participation rights, minus the number of Purchaser Shares that such Seller sold in such Future Offering.

                                    SECTION 7
                                  MISCELLANEOUS

7.1 VALIDITY OF AGREEMENT - Nothing in this Agreement shall prejudice or affect the validity and enforceability of this Agreement and the parties hereto irrevocably waive any objection which they may have now or hereafter in any court or judicial or quasi-judicial proceedings with regard to the unenforceability or illegality of any of the transactions contemplated hereby or their respective terms. Each of the Parties hereto undertakes in its own name to sign any document and take any measure which is necessary in order to give full effect to its obligations under the provisions of this Agreement.

7.2 AMENDMENTS- This Agreement may only be amended, modified, supplemented, varied or replaced by a document in writing executed by both parties.

7.3 ASSIGNMENT - A party may not assign or transfer this Agreement or any of its rights or obligations thereunder without the prior written consent of the other parties.

7.4 COUNTERPART - This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall, when taken together, constitute one and the same instrument.

7.5 TIME OF ESSENCE - Each date, time or period referred to in this Agreement is of the essence. If any of the Parties agree in writing to vary a date, time or period, the varied date, time or period is of the essence.

7.6 EXPENSES -Each Seller and the Purchaser shall each be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and settlement of this Agreement.

7.7 ENTIRE AGREEMENT - This Agreement and each document referred to in it constitutes the entire agreement and supersedes any previous agreements between the parties relating to the subject matter of this Agreement.

7.8 GOVERNING LAW AND JURISDICTION - This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

                                   HIGHFIELDS CAPITAL I LP

                                   By:

                                   --------------------------------------------------
                                   Name: Richard L. Grubman,
                                   Managing Member of Highfields Associates LP,
                                   its General Partner


                                   HIGHFIELDS CAPITAL II LP

                                   By:
                                   ---------------------------------------------------
                                   Name:  Richard L. Grubman, Managing Member of
                                   Highfields Associates LP, its General Partner


                                   HIGHFIELDS CAPITAL LTD.

                                   By:
                                   ----------------------------------------------------
                                   By Highfields Capital Management LP, its
                                   investment manager, by Richard L. Grubman,
                                   Managing Member of Highfields GP LP, its
                                   General Partner


                                   PERRY PARTNERS, L.P.
                                   By: Perry Corp., its General Manager

                                   By:
                                   ----------------------------------------------------
                                   Name:
                                   Title:


                                   PERRY PARTNERS INTERNATIONAL INC.
                                   By: Perry Corp., its Investment Manager

                                   By:
                                   -----------------------------------------------------
                                   Name:
                                   Title:


                                   TELESYSTEM INTERNATIONAL WIRELESS INC.
                                   By:
                                   -----------------------------------------------------
                                   Name:  Bruno Ducharme
                                   Title:   President and Chief Executive Officer

                                 SCHEDULE 1.1.1

                                  PARTICIPANTS

EMP               EEIF Melville B.V., EEIF Czech N.V., Emerging Europe
                  Infrastructure Fund C.V.


Hutchison         U.F. Investments (Barbados) Ltd.

JPM JPMP TIW EH, LP, J.P. Morgan Partners (BHCA), L.P., AOF Investments N.V., CEA Investment N.V., CAIP Investment N.V.

Telesystem        Telesystem Ltd., 9111-1369 Quebec Inc

                                 SCHEDULE 1.2
                        NOTICE FOR OVER-ALLOTMENT OPTION

CONFIRMATION TO SELLERS:

Richard L. Grubman                      Joseph F. Mazzella
Highfields Capital Management LP        General Counsel
200 Clarendon St.                       Highfields Capital Management LP
Boston, MA 02116                        200 Clarendon St.
(617) 850-7510                          Boston, MA 02116
(617) 850-7610 (fax)                    (617) 850-7520
rgrubman@highfieldscapital.com          (617) 850-7610 (fax)
                                        jmazzzella@highfieldscapital.com

Paul Leff                               L. Kevin Sheridan
c/o Perry Capital                       Goodwin Procter
599 Lexington Avenue                    599 Lexington Avenue
New York, NY 10022                      New York, NY 10022
(212) 583-4000                          (212) 813-8800
(212) 583-4040 (fax)                    (212) 355-3333 (fax)
pleff@perrycap.com                      ksheridan@goodwinprocter.com


NOTICE TO PURCHASER:


Bruno Ducharme                          Andre Gauthier
Telesystem International Wireless Inc.  Telesystem International Wireless Inc.
1250, Rene Levesque Blvd. West          1250, Rene Levesque Blvd. West
38th floor                              38th floor
Montreal, Quebec                        Montreal, Quebec
H3B 4W8                                 H3B 4W8
(514) 673-8484                          (514) 673-8493
(514) 673-8470 (fax)                    (514) 673-8470 (fax)
bducharme@tiw.ca                        agauthier@tiw.ca

Margriet Zwarts
Telesystem International Wireless Inc.
1250, Rene Levesque Blvd. West
38th floor
Montreal, Quebec
H3B 4W8
(514) 673-8418
(514) 673-8314 (fax)
mzwarts@tiw.ca


                                  SCHEDULE 3.1
                                 ACCOUNT DETAILS

Perry Partners, L.P.:                         Citibank
                                              ABA 021-000-089
                                              Bear Stearns Securities Corp
                                              AC # 09253186
                                              Account Name: Perry Partners LP
                                              Account Number: 102-16490-23


Perry Partners International Inc.:            Citibank
                                              ABA 021-000-089
                                              Bear Stearns Securities Corp
                                              AC # 09253186
                                              Account Name: Perry Partners International
                                              Account Number: 102-01132-29

The Highfields Funds:                         Citibank, NY
                                              ABA# 021000089
                                              A/C Morgan Stanley, NY
                                              A/C# 38890774
                                              F/C Highfields Capital:
                                              38-24950

                                  SCHEDULE 4.4

                                 SHARE OWNERSHIP

HIGHFIELDS CAPITAL I LP                                     569,507 Class A Shares

HIGHFIELDS CAPITAL II LP                                  1,207,531 Class A Shares

HIGHFIELDS CAPITAL LTD.                                   4,564,561 Class A Shares

PERRY PARTNERS, L.P.                                      1,505,530 Class A Shares

PERRY PARTNERS INTERNATIONAL INC.                         3,195,496 Class A Shares


                      AMENDMENT TO SHARE EXCHANGE AGREEMENT

Dated: March 18, 2004

          Reference is hereby made to the Share Exchange Agreement (the "Share Exchange Agreement"), dated March 4, 2004, between Telesystem International Wireless Inc. ("TIW"), Perry Partners, L.P. ("PPLP"), Perry Partners International, Inc. ("PPII", and together with PPLP, the "Perry Sellers"), Highfields Capital I LP ("Highfields I"), Highfields Capital II LP ("Highfields II") and Highfields Capital Ltd ("Highfields Ltd", and together with Highfields I and Highfields II, the "Highfields Sellers"). TIW, the Perry Sellers and the Highfields Sellers are hereinafter referred to as the "Share Exchange Parties". Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement.

          Each of the undersigned Share Exchange Parties agrees and consents to the following amendment to Schedule 4.4 of the Share Exchange Agreement (the "Amendment"). The number of Class A shares set forth beside PPLP shall be amended to reflect 1,423,680 Class A Shares and the number of Class A Shares set forth beside PPII shall be amended to reflect 3,277,346 Class A shares.

          In the event that any provision of this Amendment shall conflict with any provision contained in the Share Exchange Agreement, this Amendment shall govern and supersede the Share Exchange Agreement. Except to the extent the Share Exchange Agreement is amended by this Amendment, the Share Exchange Agreement shall remain in full force and effect and unmodified.

          This Amendment may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.



                                          TELESYSTEM INTERNATIONAL
                                          WIRELESS INC.

                                    By:
                                          --------------------------------------
                                          Name:  Margriet Zwarts
                                          Title: General Counsel and Secretary

                                          HIGHFIELDS CAPITAL I LP

                                    By:
                                          --------------------------------------
                                          Name:  Richard L. Grubman,
                                          Managing Member of Highfields
                                          Associates LP, its General Partner



                                          HIGHFIELDS CAPITAL II LP

                                    By:
                                          --------------------------------------
                                          Name:  Richard L. Grubman,
                                          Managing Member of Highfields
                                          Associates LP, its General Partner



                                           HIGHFIELDS CAPITAL LTD.

                                    By:
                                           -------------------------------------
                                           By Highfields Capital Management LP,
                                           its investment manager, by Richard L.
                                           Grubman, Managing Member of
                                           Highfields GP LP, its General Partner



                                           PERRY PARTNERS, L.P.
                                           By: Perry Corp., its General Partner

                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                           PERRY PARTNERS INTERNATIONAL INC.
                                           By: Perry Corp., its Investment
                                           Manager

                                    By:
                                           -------------------------------------
                                           Name:
                                           Title: